UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd.
 Eagan, Minnesota, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2025, the Company announced the appointment of Ryan Staats, 45, as its Chief Operating Officer. Prior to this role, Mr. Staats served as Vice President, Operations and Supply Chain for the Company from 2022 to 2025.  Prior to joining Dynatronics, he served as the Director of Supply Chain Operations at SeaSpine, Inc. While at SeaSpine, Ryan led cost savings projects within Supply Chain and Distribution. He managed third party logistic providers in the US as well as globally.  Earlier in his career, Mr. Staats worked at Integra Lifesciences Holdings Corp. where he led the Spinal Implant distribution center in Akron, Ohio as well as managed the field consignment inventory. He has been in the medical device industry for over 17 years where he has gained an understanding of quality control, regulatory compliance and operations in a highly regulated industry.  Mr. Staats holds a B.S. in Business Administration/Finance from the University of Akron.

Mr. Staats is not a party to any agreement or transaction that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Staats and any director or executive officer of the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

Date: May 9, 2025	By:	/s/ Brian Baker
Name: Brian Baker
Title: Chief Executive Officer & Chief Financial Officer